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infoUSA Inc.
(Name of Registrant as Specified In Its Charter)

Dolphin Limited Partnership I, L.P.
Dolphin Financial Partners, L.L.C.
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P R E S S  R E L E A S E

                                                                            Contact: Arthur B. Crozier Innisfree
                                                                                    M&A Incorporated
                                     (212) 750-5833

DOLPHIN ISSUES 5th REPORT TO ALL infoUSA STOCKHOLDERS

NO BUSINESS SUPPORT FOR $4.9 MILLION OF PRIVATE JET CHARGES;
NO BOARD OR COMMITTEE MINUTES APPROVING SIZABLE TRANSACTIONS

$28 MILLION OF RELATED PARTY AND DIRECT PAYMENTS CATALOGUED

DOLPHIN ISSUES 7TH BOOKS & RECORDS REQUEST REGARDING ISSUANCE
OF 3.2 MILLION OPTIONS (6% OF COMPANY) TO MR. VINOD GUPTA
AND ANY BIDDERS THAT MAY HAVE APPROACHED infoUSA

STAMFORD, CONNECTICUT, May 18, 2006 - Dolphin Limited Partnership I, L.P., and Dolphin Financial Partners, L.L.C. which together hold 2.0 million shares (3.6%) of infoUSA Inc. (NASDAQ : IUSA), today issued its 5th report to all stockholders regarding:

●  Private jet usage from 1999-2005 and paid by infoUSA either to Mr. Vinod Gupta’s affiliate or directly to the provider. The Company has not yet provided full documentation for 1998;

●  The lack of documented Board or Committee approvals for significant “related party” transactions and transactions in which infoUSA made payments to third-parties with respect to assets owned by affiliates of Mr. Vinod Gupta;

●  $28 million of related party transactions and third-party payments for the 80-foot yacht, private jets, real property, a skybox, luxury cars, consulting fees, loans, “service charges for travel services”, personal life insurance premiums and residences, all involving Mr. Vinod Gupta. A full cataloguing by year and category is now available for all stockholders on our Web site: www.iusaccountability.com.

Private Jet Usage 1999-2005

In its review of approximately $10.3 million of private jet usage from 1999-2005, Dolphin found:

1. NO BUSINESS SUPPORT for approximately $4.9 million of these charges, in violation of the Company’s own Travel Policy/Guidelines. These charges primarily say “business development”, “IUSA”, “Corporate Travel” or have no stated explanation whatsoever.

2. As we have seen with other assets that we have reported on, the VAST MAJORITY of these private jet charges were also approved by Mr. Vinod Gupta, himself.

3. For 2004 and 2005, infoUSA spent additional shareholder funds of $5.3 million to acquire the jet aircraft interests that at the time were owned by Mr. Vinod Gupta’s affiliate. There are NO BOARD OR COMMITTEE MINUTES specifically approving these sizable transactions.

Lack of Board or Committee Minutes Authorizing and Approving Significant Transactions

  In fact, there are NO BOARD OR COMMITTEE MINUTES specifically authorizing or approving the 2005 acquisition of $182,000 of luxury cars that were leased by Aspen Leasing, Mr. Vinod Gupta’s company, and the assumption of the $2.2 million lease on the American Princess 80-foot yacht previously held by Annapurna Corporation, also Mr. Vinod Gupta’s company. (Both referred to in the February, 2005 Raval memo.)

  In fact, the Company has been unable to produce ANY BOARD OR COMMITTEE MINUTES authorizing or approving any 1998 and 1999 “Related Party” transactions including when infoUSA paid $1.9 million in consulting payments to Mr. Vinod Gupta and/or his affiliates, and a $.3 million loan for which we don’t see any evidence of its repayment. Remember, 1998 and 1999 are two years in which Mr. Vinod Gupta made $48,000 in salary but his affiliates received $1.4 million for “travel and consulting services and related expenses” and $4.0 million for “reimbursement of company related travel expenses”, “acquisitions and other related expenses” and “investment advisory fees”, respectively.

In fact, for the entries covered in Dolphin’s review, THERE ARE NO BOARD OR COMMITTEE MINUTES AUTHORIZING OR APPROVING ANY SPECIFIC RELATED PARTY TRANSACTIONS OR PAYMENTS TO THIRD PAYMENTS regarding assets of Mr. Vinod Gupta’s affiliates other than (i) the 2003 acquisition of the skybox and (ii) the 2001 acquisition of the Everest Building by assuming the mortgage from another of Mr. Vinod Gupta’s affiliates, Everest Investment Management, Inc. We already presented to you the Board minutes reflecting the long after-the-fact “rubber stamp” acquisition of the skybox (also on our website). Today we are posting the minutes surrounding the acquisition of the Everest building. This acquisition occurred on October 9, 2001, but the Audit Committee approved it on October 15, 2001. Again, an after-the-fact “rubber stamp”. In addition, as you will see, Director Harold Andersen chaired this meeting and executed the resolution. Also at this time, Director Andersen was a trustee of the Everest Funds and, as we previously disclosed to you in the Raval memo, Director Andersen also occupied space in the Everest building without charge, along with PKWARE (Director George Haddix’s Company), Everest, Director Walker and Annapurna Corporation, Mr. Vinod Gupta’s wholly-owned corporation. Director Andersen left the Board in November, 2005.

The failure of the Board or its Committee to maintain minutes authorizing or approving such sizable transactions appears to demonstrate to us, at a minimum, a failure of even the most basic element of sound corporate governance.

With a Board that has had 15 director departures in the last decade, it appears to us that Mr. Vinod Gupta can do whatever he pleases.

Summary Findings on $28.7 Million of Related Party and Direct Payments by infoUSA

This table (now available on our website) catalogues each year’s charges aggregating $28.7 million as summarized below:

Summary of infoUSA “Related Party” and Direct Payments
For Assets Used By Mr. Vinod Gupta

    1998-2005
    ($ Millions)

Related Party payments included in infoUSA’s proxy statements                    $ 15.6

Related Party payments not included in infoUSA’s proxy statements                    .9

Payments by infoUSA to third parties regarding assets
used by Mr. Vinod Gupta and his affiliates                                   1.1

infoUSA Acquisition of related party or assets previously owned
by a Mr. Vinod Gupta Affiliate                                          11.1

            Total                                    $ 28.7
                                                    ===

 ● In Dolphin’s May 5, 2006 release, we show how the Company’s proxy statement disclosures for 2004’s “related party” transactions are not fully and accurately reported.
         We found the same problem with the $15.6 million. (See table and related footnotes on our website.)
.
● We found an additional approximate $900,000 of “related party” payments that are not in the numbers in the Company’s proxy statements;

● As previously highlighted, with respect to the February 8, 2005 memo of Dr. Raval:

-It fails to investigate infoUSA payments to third parties regarding assets of Mr. Vinod Gupta’s affiliates. We found $1.1 million of such payments.

-It fails to review the usage of the private jets and the 80-foot yacht. We did! As previously reported, there was no support whatsoever for the business usage of the yacht in violation of the  Company’s own Travel Policy/Guidelines. Incredibly, in our review, approximately 50% of the private jet usage also has NO BUSINESS SUPPORT.

-The Board’s strategy of acquiring the “related party” assets in our view does not provide more oversight, but less disclosure to you. In fact, infoUSA acquired directly or indirectly approximately $11.1 million of such assets from Mr. Vinod Gupta and his affiliates.

InfoUSA’s spending of $28.7 million of your money on these kinds of assets with almost NO BOARD OR COMMITTEE MINUTES documenting their specific consideration or approval, and where there are minutes, they are after-the-fact, like a “rubber stamp”, further demonstrates, in Dolphin’s view, a full Board that has failed to hold Mr. Vinod Gupta accountable.

Dolphin’s independent and highly qualified nominees will!

Given infoUSA’s twin record of poor operating performance and poor corporate governance, can unaffiliated shareholders really afford not to vote for Dolphin’s three highly qualified and independent nominees and the bylaw amendment? VOTE THE BLUE PROXY CARD.

On May 12, 2006 Dolphin issued its 7th supplemental books and records request relating to the issuance of stock options on nearly 6% of the Company to Mr. Vinod Gupta and whether bidders other than Mr. Vinod Gupta approached infoUSA and, if so, whether those bids were considered by the Board. The request is intended to explore whether the Board deliberated on these matters in good faith and consistent with the Board’s fiduciary duties. Dolphin will present its findings on these matters as appropriate and subject to the terms of the Confidentiality Agreement and the provisions of the Delaware Court of Chancery.